Exhibit 99.1

24/7 Real Media

FOR IMMEDIATE RELEASE

24/7 REAL MEDIA ANNOUNCES ACQUISITION OF DECIDE INTERACTIVE, A LEADING
PROVIDER OF PAID SEARCH MARKETING TECHNOLOGY AND SERVICES

Transaction Further Expands 24/7 Real Media’s Comprehensive Offering of
Internet Advertising Technologies and Services

NEW YORK — August 19, 2004 — 24/7 Real Media, Inc. (Nasdaq: TFSM), a pioneer in interactive marketing and technology, today announced the acquisition of privately held Decide Interactive, a global provider of paid search management and optimization technology and services headquartered in Australia.  The acquisition strengthens 24/7 Real Media’s search marketing technology capabilities and its suite of paid search marketing services, as well as builds upon its strategic presence in all major global markets, including North America, Europe, and the fast-growing Pacific Rim region.

24/7 Real Media acquired all outstanding shares of Decide Interactive for $15 million in cash and 4.5 million shares of 24/7 Real Media’s common stock, valued at $11 million. Additionally, the terms included a contingent earn-out payment of up to $7.5 million to be paid to the former Decide Interactive shareholders based on financial performance of the Decide Interactive business through 2005.

Decide Interactive’s market-leading, proprietary technology, Decide DNA, powers an array of service offerings and enables online marketers to manage thousands of keyword and content-based campaigns across all major international paid search engines, including Yahoo!/Overture, Google, FindWhat.com/Espotting and others. These offerings include paid inclusion and pay-for-placement management. As Overture’s trusted feed generator partner, Decide Interactive works with clients of Overture’s Site Match Xchangetm Program to provide XML implementation, reporting and ongoing feed optimization.

More importantly, Decide DNA’s sophisticated optimization algorithms allow advertisers to achieve multiple performance-based goals, such as aggregate ROI and campaign yield management, in an automated, real-time environment.  Decide Interactive customers include renowned companies such as Walmart.com, Citysearch Australia, Hotwire and Carat Interactive.

“This acquisition expands and enhances 24/7 Real Media’s suite of paid search marketing technology and services, providing our clients with enhanced campaign effectiveness and transparency,” said David J. Moore, chairman and chief executive officer of 24/7 Real Media.  “With Decide Interactive’s proprietary technology, 24/7 Real Media is well positioned to capitalize on the significant global growth opportunities for paid search spending in the United States and throughout the rest of the world.”

“We believe that 24/7’s global footprint, combined with our technology, business and capabilities, provides a very compelling growth platform in paid search,” said Keith Lambert, chief executive officer of Decide Interactive.

In addition to expanding the product set of 24/7 Real Media, the acquisition of Decide Interactive provides another strategic point-of-presence for the sale of 24/7 Real Media’s award-winning technology suite in the high-growth Pacific Rim area.  With 4.6 million Internet subscribers and online advertising spending of US$140 million projected for 2004(1), Australia represents the third-largest market in the region, behind Japan and South Korea, 24/7 Real Media’s other regional presence.

Lambert said, “Having designed Decide DNA from day one to handle advanced character language sets, such as Korean and Japanese, we are very excited to make a strong push into these markets through 24/7 Real Media’s local operating subsidiary, 24/7 Real Media Korea.  The collective strengths of the Decide DNA technology, along with 24/7’s established sales force and local relationships, make the combined businesses a very exciting prospect.”

(1)  Source: International Telecommunication Union, 2003; Interactive Advertising Bureau/PWC.

877.247.2477	WWW.247REALMEDIA.COM

Decide Interactive’s existing relationships with Australian-based advertisers and online publishers also create many early cross-selling opportunities for the combined entity.  Lambert will spearhead these efforts as 24/7 Real Media’s new president of Australian Operations and senior vice president of Global Search Solutions.

“In addition to Decide Interactive benefiting from the distribution capacity of 24/7 Real Media’s existing sales networks in North America, Europe and Asia, this acquisition provides numerous additional products and services for the Australian Internet advertising market,” Lambert said.  “Decide Interactive’s existing clients will gain from our ability to offer 24/7 Real Media’s broad range of analytics and ad serving technology solutions.”

Decide Interactive generated positive net income over the past seven months.  24/7 Real Media anticipates that Decide Interactive’s operations will generate more than $3 million in revenue for 24/7 Real Media in the fourth quarter of 2004.  The Company anticipates this acquisition to be neutral to 24/7 Real Media’s pro forma operating income per share during the fourth quarter of 2004, and accretive to pro forma operating income per share throughout 2005.  24/7 Real Media also currently anticipates that Decide Interactive will grow revenues consistent with the Company’s long-term, organic revenue growth rate.

24/7 Real Media will discuss this transaction and provide further financial details and guidance during its regularly scheduled third quarter earnings call.  Details for the conference call will be provided in a separate press release to be issued in October, after the close of the quarter.

About Decide Interactive

Decide Interactive is a market leading provider of technology tools and expertise to assist advertisers seeking to maximise the return on their investments in paid Search Engine Marketing. Founded in November 1999 in Sydney, Australia, Decide has grown to become one of the largest International Search Engine Marketing technology and service companies, with offices in the United States, United Kingdom and Australia. All aspects of the Decide SEM approach are facilitated and enabled through Decide’s world leading software technology “Decide DNA,” which facilitates Bid Management, Paid Inclusion Optimization and ROI Campaign Optimization. For more information, please visit www.decideinteractive.com.

About 24/7 Real Media, Inc.

24/7 Real Media, a pioneer in interactive marketing and technology, targets and delivers audiences for publishers and marketers.  Our customers generate increased revenue and profits through media and search services, coupled with one seamless platform of serving, targeting, tracking and analytics technologies.  The company is headquartered in New York, with offices in other major U.S. cities, Canada, Europe and Asia. For more information, please visit www.247realmedia.com.  24/7 Real Media: Delivering Today. Defining Tomorrow.

Use of non-GAAP financial measures

The financial measure presented in accordance with GAAP that is most directly comparable to pro forma operating income is operating income.  Pro forma operating income excludes items such as amortization of intangible assets and deferred financing costs, stock-based compensation and restructuring costs from GAAP operating income.

Caution concerning forward-looking statements:

This news release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are naturally subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to changes in economic, business, competitive and/or regulatory factors. More detailed information about those factors is set forth in our filings with the Securities and Exchange Commission. In addition, the following factors, among others, could cause actual results to differ materially from those described herein: the risk that the 24/7 Real Media and the Decide Interactive businesses will not be integrated successfully, the inability of the companies to cross-sell each other’s products, the inability to retain existing executives, key employees and customers or attract new ones, dependence on key employees and significant customers, the costs related to the merger, the inability of the companies to realize synergies or other anticipated benefits of the merger, international and regulatory risks, the possibility of enhanced competition, intellectual property risks, and other economic, business, competitive and/or regulatory factors affecting the businesses of 24/7 Real Media and Decide Interactive.  All information in this release is as of August 19, 2004.  The Company is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

For more information, please contact:

Investor Relations

Media Relations

Trúc N. Nguyen	Jill Janson
VP, Investor Relations	The MWW Group
Stern & Co.	Telephone: 212-827-3765
Telephone: 212-888-0044	Email: jjanson@mww.com
Email: tnguyen@sternco.com

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